UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 18, 2010

Brekford International Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52719	20-4086662
(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road, Suite C, Hanover, Maryland 21076
(Address of Principal Executive Offices)(Zip Code)

(443) 557-0200
(Registrant’s Telephone Number, Including Area Code)

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)-(b)

The registrant Brekford International Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2010. The Company’s stockholders approved each of the proposals presented at the Annual Meeting which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 30, 2010. Holders of 26,500,240 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To amend the Company’s Second Amended and Restated Certificate of Incorporation to change the name of the Company to Brekford Corp.

For	Against	Abstain
26,497,240	3,000	-

Proposal 2: To elect the Class II and III directors to hold office for a term of one year until the Company’s 2011 annual meeting of stockholders.

Director	For	Against	Abstain
Jessie Lee, Jr.	26,498,740	1,500	-
C.B. Brechin	26,498,740	1,500	-
Scott Rutherford	26,498,740	1,500	-

There were no abstentions or broker non-votes cast at the Annual Meeting with respect to either proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brekford International Corp.
(Company)

By:	/s/ C.B. Brechin
Name:	C.B. Brechin
Title:	Chief Executive Officer and Chief Financial Officer

Date:  June 23, 2010